                                                                     EXHIBIT 4.2

                           VARCO INTERNATIONAL, INC.

                          WAIVER AND FOURTH AMENDMENT

                                      TO

                                NOTE AGREEMENT

                        Dated as of September 30, 1997


To Each of the institutions Named
in the attached  Schedule 1 (the "Holders")

Ladies and Gentlemen:

     Reference is made to the Note Agreement dated as of July 1, 1992 (as heretofore amended, modified or supplemented by amendment or waiver, the "Note Agreement") between Varco International, Inc., a California corporation (the "Company"), and each of the Purchasers named in schedule 1 thereto pursuant to which the Company issued $50,000,000 aggregate principal amount of its 8.95% Senior Notes due June 30, 1999 (the "Notes"). This Waiver and Fourth Amendment to Note Agreement is hereinafter referred to as the "Waiver". Capitalized terms used and not otherwise defined herein shall have the meanings subscribed to such terms in the Note Agreement.

     The Company has provided to the Holders a Notice of Default dated October 28, 1997 (the "Notice of Default") and requested a Waiver and an amendment of section 7.3 of the Note Agreement, and the Holders are willing to agree to such amendment and grant such waiver on the terms and conditions hereinafter set forth.

     In consideration of the premises and for the good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the company and the Holders agree as follows:

1.   AMENDMENT OF THE NOTE AGREEMENT.

          Amendment of Section 7.3. Section 7.3 of the Note Agreement is amended to read in its entirety as follows:

          "7.3 Current Ratio. The Company will not permit, at any time, the
               --------------
     ratio of Consolidated Current Assets to consolidated Current Liabilities to be less than 1.5 to 1.0."

2. CONSENT, WAIVER AND AGREEMENT. The Holders hereby (1) acknowledge receipt of the Notice of Default and (ii) Any Event of Default arising under Section 7.3 of the Note Agreement at any time on or before September 30, 1997 and any right to accelerate or other rights of the Holders attendant thereto.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     As an inducement to the Holders to enter into this Waiver, the Company represents and warrants that:

     3.1 Event of Default. Upon the effectiveness of this Waiver, there will exist no Default or Event of Default under the Note Agreement, as amended hereby.

     3.2 Authorization. The execution and delivery by the Company of this Waiver have been duly authorized by proper corporate proceedings, and this Waiver and the Note agreement, as amended hereby, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     3.3 No Conflict. Neither the execution and delivery by the Company of this Waiver, nor compliance with the provisions hereof or with the Note Agreement as amended hereby, will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or the articles of incorporation or by-laws of the Company or the provisions of any indenture, instrument or agreement to which the Company is a party or is subject, or by which it or its property is bound, or conflict with or constitute a default thereunder.

     3.4 Representations and Warranties. The representations and warranties set forth in Section 3.1 of the Note Agreement are true and correct, in all material respects, as of the date of this Waiver.

4. EFFECTIVE DATE OF WAIVER. This Waiver shall be effective as of the date set forth above upon the execution and delivery of this Waiver by the Holders of at least 66-2/3% in aggregate principal amount of the Notes outstanding.

5.   MISCELLANEOUS.

     5.1 Ratification. The Note Agreement, as amended hereby, shall remain in full force and effect and is ratified, approved and confirmed in all respects.

     5.2 Reference to Note Agreement. From and after the effective date of this Waiver, each reference in the Note Agreement to "this Agreement," "hereof," or "hereunder" or words like import, and all references to the Note Agreement in any and all agreements, instrument, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Note Agreement, as modified and amended by this Waiver.

     5.3 Choice of Law. This Waiver shall be governed by and construed in accordance with the laws of the State of Illinois.

     5.4 Execution in Counterparts. This Waiver may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Company and the Holders have caused this Waiver to be executed and delivered by their respective officer or officers thereunto duly authorized.


                                    VARCO INTERNATIONAL, INC.


                                    By: ____________________
                                    Title:

JOHN HANCOCK MUTUAL LIFE
INSURANCE COMPANY

By: ____________________
Title:

MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY

By: ____________________
Title:

JOHN HANCOCK VARIABLE LIFE
INSURANCE COMPANY

By: ____________________
Title:

JOHN HANCOCK LIFE
INSURANCE COMPANY

By: ____________________
Title:


AMERUS LIFE INSURANCE COMPANY
(formerly Central Life Assurance Company)

By: ____________________
Title:


RELIASTAR BANKERS SECURITY
LIFE INSURANCE COMPANY as
successor by merger to NORTH ATLANTIC
LIFE INSURANCE COMPANY

By: ____________________
Title:


CANADA LIFE INSURANCE COMPANY
OF AMERICA

By: ____________________
Title:


RELIASTAR LIFE INSURANCE COMPANY
F/K/A/ Northwestern National Life Insurance
Company

By: ____________________
Title:

RELIASTAR LIFE INSURANCE COMPANY
F/K/A/ United Services Life Insurance
Company

By: ____________________
Title:

                                  SCHEDULE 1
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
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                                                    ORIGINAL      OUTSTANDING
        HOLDER                                      PRINCIPAL     PRINCIPAL
(REGISTERED NOTE NO(S))                             AMOUNT        AMOUNT
--------------------------------------------------------------------------------
John Hancock Mutual Life Insurance Company          $ 8,000,000     $ 3,200,000
(R-7)
--------------------------------------------------------------------------------
John Hancock Variable Life Insurance Company        $ 4,000,000     $ 1,600,000
(R-8 & R-13)
--------------------------------------------------------------------------------
Massachusetts Mutual Life Insurance of America      $10,000,000     $ 4,000,000
(R-9 & R-11)
--------------------------------------------------------------------------------
John Hancock Life Insurance Company of America      $ 4,500,000     $ 1,800,000
(R-12)
--------------------------------------------------------------------------------
Central Life Assurance Company                      $ 5,000,000     $ 2,000,000
(Registered in name of Salkeld & Co. as
nominee for Bankers Trust Co. as custodian)
(R-14)
--------------------------------------------------------------------------------
North Atlantic Life Insurance Company               $ 3,000,000     $ 1,200,000
of America
(R-18, R-19 & R-20)
--------------------------------------------------------------------------------
Canada Life Insurance Company of America            $ 5,000,000     $ 2,000,000
(Registered in the name of Cummings & Co. as
nominee)
(R-21)
--------------------------------------------------------------------------------
Northwestern National Life Insurance Company        $ 2,500,000     $ 1,000,000
(Registered in the name of Salkeld & Co. as
nominee)
(R-22, R-23 & R-24)
--------------------------------------------------------------------------------
United Services Life Insurance Company              $ 4,800,000     $ 3,200,000
(Registered in the name of Salkeld & Co. as
nominee)
(Principal amount reduced from $8,000,000 to
$4,800,000 upon transfer to reflect principal
prepayments of $1,600,000 on each of June 30,
1995 and 1996)
(R-25)
--------------------------------------------------------------------------------
TOTAL                                               $46,800,000*    $20,000,000
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

* Total does not add to $50,000,000 due to issuance of Senior Note to United Services Life Insurance Company in reduced principal amount to reflect prepayments of principal aggregating $3,200,000 made prior to transfer.